Filed pursuant to Rule 424(b)(5)
Registration No. 333-267211

Prospectus Supplement
(to Prospectus dated September 13, 2022)

837,209 Shares of Common Stock

We are offering 837,209 shares of our common stock, par value $0.0001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the shares is $2.15 per share (each share being coupled with a private placement warrant).

In a concurrent private placement, we are also selling to the investors private placement warrants to purchase 1,674,418 shares of our common stock at an exercise price of $1.91 per share. The private placement warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The private placement warrants are immediately exercisable, and will expire five years from the issuance date.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “WISA.” On March 27, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.60 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $25,834,950.25, based on 1,964,635 outstanding shares of common stock held by non-affiliates and a per share price of $13.15, which was the closing price of our common stock on January 30, 2023 and is the highest closing sale price of our common stock on Nasdaq within the prior 60 days after giving effect to the Reverse Stock Split (as defined below). As of the date of this prospectus supplement, we have sold securities with aggregate gross proceeds of $6,005,232.47 pursuant to General Instruction I.B.6. of Registration Statement on Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this offering). In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-5 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

The table below reflects the total offering proceeds, before deducting estimated offering expenses.

	Per Share of Common Stock	Total
Offering price	$2.15	$1,799,999.35
Proceeds, before expenses, to us	$2.15	$1,799,999.35

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about March 29, 2023, subject to customary closing conditions.

The date of this prospectus supplement is March 27, 2023

TABLE OF CONTENTS

Prospectus Supplement

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We have filed with the SEC a Registration Statement on Form S-3 (File No. 333-267211) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on September 13, 2022. Under this shelf registration process, we may, from time to time, sell up to $50 million in the aggregate of shares of common stock, shares of preferred stock, debt securities, warrants, rights or units.

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since September 13, 2022, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, as used in this prospectus supplement, the terms “WiSA,” the “Company,” “we,” “us” and “our” refer to WiSA Technologies, Inc. and its subsidiaries on a consolidated basis.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as other risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this this prospectus supplement and the accompanying prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement and the accompanying prospectus is generally reliable, such information may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about the Company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-5, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

We are an emerging technology company and our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality wireless audio. We intend to continue selling our proprietary wireless modules to consumer electronics companies while also expanding our focus to implement a lower cost solution by porting our software onto commercially available internet of things, or IoT, modules with integrated Wi-Fi technology.

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity of installation and cost. We believe that consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual, or AV, receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people who rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, our custom chips and modules technology is one of the few technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Our first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

Current research and development investments focus on developing Wi-Fi compatible software for transmitting multichannel wireless audio for which patent applications have been submitted. A software solution enables smart devices that have Wi-Fi and video media to deliver surround sound audio and allows us to port our wireless audio technology to popular Wi-Fi based modules and systems on a chip, or SOC, already shipping in volume. Our “Discovery” module announced in January 2021 is the first IoT module solution with our embedded wireless audio software that supports up to four separate wireless audio channels and, we believe, reduces the cost per wireless channel by over 50% for soundbars and entry level home theater applications up to a 3.1 configuration. Our goal is to continue to commercialize and improve performance of a software based-solution, which other brands can integrate into their devices, that will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making it easy to integrate into today’s high volume, low cost SOC and modules, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

Recent Developments

Exploration of Strategic Alternatives

On October 31, 2022, we announced that we are moving forward in our exploration of strategic alternatives to consider a wide range of options. To explore strategic opportunities specifically involved in our IP and licensable software used in WiSA E and WiSA DS technologies, the Board approved the engagement of AQ Technology Partners during the third quarter. To date, four companies have executed non-disclosure agreements in consideration of a potential transaction. We, with our advisors, are evaluating a broad range of strategic transactions. Potential strategic transactions that may be explored or evaluated as part of this process include the potential for capital raising transactions, an acquisition, sale of assets, including substantially all of our assets, merger, business combination, partnership, joint venture, licensing and/or another strategic alternative. Despite devoting efforts to identify and evaluate potential strategic transactions, the process may not result in any definitive offer to consummate a strategic transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance stockholder value or deliver expected benefits.

December Public Offering

On December 1, 2022, we consummated a public offering (the “December Public Offering”) of (i) 504,000 units, each consisting of one share of common stock, one Series A warrant exercisable for one share of common stock (the “Series A Warrant”) and one Series B warrant exercisable for one share of common stock (the “Series B Warrant”), and (ii) 36,000 pre-funded units, each consisting of one pre-funded warrant exercisable for one share of common stock, one Series A Warrant and one Series B Warrant, for aggregate gross proceeds of approximately $7.6 million. In connection with the December Public Offering, on November 29, 2022, we entered into a securities purchase agreement (the “December Purchase Agreement”), with certain investors.

January 2023 Special Meeting

At a special meeting of our stockholders held on January 24, 2023, our stockholders approved certain amendments to the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”) to: (i) increase the annual share limit of common stock that may be issued in any single fiscal year only for the 2023 fiscal year under the LTIP from 8% of the shares of common stock outstanding to 15% of the shares of common stock outstanding (which amount equates to the maximum amount that may be issued in the aggregate under the LTIP); and (ii) permit immediately quarterly calculations based on the number of shares of common stock outstanding as of the first trading day of each fiscal quarter, rather than solely as of the first trading day of the fiscal year.

In addition, our stockholders approved the transactions contemplated by or in relation to the securities purchase agreement entered into on August 15, 2023 (the “August Purchase Agreement”), with a certain institutional investor, and the transaction documents related thereto, including, without limitation, for purposes of The Nasdaq Stock Market LLC Rule 5635(d), the issuance of 20% or more of our outstanding shares of common stock upon (i) conversion of the senior secured convertible note due August 15, 2024, as amended (the “Convertible Note”), (ii) exercise of the common stock purchase warrant, dated August 15, 2022, issued to such investor by the Company pursuant to the August Purchase Agreement (the “August Warrant”), and (iii) exercise of certain warrants issued in connection with a waiver received from certain provisions of the August Purchase Agreement.

Further, our stockholders approved the Certificate of Amendment, to effect the Reverse Stock Split of all outstanding shares of common stock by a ratio in the range of one-for-five to one-for-one hundred, to be determined in the sole discretion of the Board.

Reverse Stock Split

On January 24, 2023, our Board of Directors (the “Board”), approved a 1-for-100 reverse stock split (the “Reverse Stock Split”), of our outstanding shares of common stock and authorized the filing of a certificate of amendment to our certificate of incorporation, as amended (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), to effect the Reverse Stock Split. On January 26, 2023, we filed the Certificate of Amendment to effect the Reverse Stock Split as of 5:00 p.m. Eastern Time on January 26, 2023 (the “Effective Time”). Our common stock began trading on Nasdaq on a split-adjusted basis at the start of trading on January 27, 2023.

As a result of the Reverse Stock Split, every 100 shares of our common stock issued and outstanding as of the Effective Time were be converted into one share of common stock. The Reverse Stock Split did not affect the total number of shares of capital stock, including our common stock, that we are authorized to issue, which remain as set forth pursuant to the Certificate of Incorporation. No fractional shares of common stock were issued in connection with the Reverse Stock Split, all of which shares of new common stock were rounded up to the nearest whole number of such shares. Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein give effect to the Reverse Stock Split.

January 2023 Registered Direct Offering and Concurrent Private Placement

On January 31, 2023, we entered into a securities purchase agreement (the “January Purchase Agreement”) with certain institutional investors. Under the January Purchase Agreement, we agreed to issue and sell to such investors (i) in a registered direct offering, 201,544 shares of common stock and pre-funded warrants to purchase up to 381,762 shares of Common Stock, at an exercise price of $0.0001 per share of Common Stock, and (ii) in a concurrent private placement, common stock purchase warrants (the “Private Placement Warrants”), exercisable for an aggregate of up to 874,959 shares of common stock, at an exercise price of $10.49 per share of common stock (the “January 2023 Registered Direct Offering and Concurrent Private Placement”).

The January 2023 Registered Direct Offering and Concurrent Private Placement closed on February 3, 2023 and we received gross proceeds of approximately $6.2 million before deducting placement agent fees and other offering expenses payable by us.

Nasdaq Stockholders’ Equity Requirement

On March 20, 2023, the Nasdaq Listing Qualifications staff orally notified us that we were not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). We reported stockholders’ equity (deficit) of ($1,996,000) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and, as a result, did not satisfy the Stockholders’ Equity Requirement pursuant to Listing Rule 5550(b)(1).

We believe that, as of March 22, 2023, we have regained compliance with the Stockholders’ Equity Requirement based upon the January 2023 Registered Direct Offering and Concurrent Private Placement, as well as a reduction in the fair value of our warrant liabilities that occured subsequent to December 31, 2022. The Staff will continue to monitor our ongoing compliance with the Stockholders’ Equity Requirement and, if at the time of our next periodic report we do not evidence compliance with Listing Rule 5550(b)(1), we may be subject to delisting.

Corporate Information

We were formed as a Delaware limited liability company on July 23, 2010 and converted into a Delaware corporation, effective December 31, 2017. Effective as of March 11, 2022, we changed our name to WiSA Technologies, Inc. We run our operations through WiSA Technologies, Inc., as well as through our wholly-owned subsidiary, WiSA, LLC, a Delaware limited liability company.

Our principal executive office is located at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 and our telephone number is (408) 627-4716. Our website address is www.wisatechnologies.com. The website for our associated brands, manufacturers and influencers within the consumer electronics industry, the WiSA Association, is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus supplement or the base prospectus and is intended for informational purposes only.

THE OFFERING

Securities offered by us in this offering	837,209 shares of common stock
Offering price per security	$2.15 per share
Common stock outstanding immediately before this offering	1,967,918 shares(1)
Common stock outstanding immediately after this offering (excluding the shares issuable upon exercise of the pre-funded warrants or private placement warrants)	2,805,127 shares(1)
Use of proceeds	We estimate that the net proceeds from this offering and the concurrent private placement will be approximately $1,575,000, after deducting fees payable to the financial advisor and other estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from exercise of the warrants sold in the private placement. We intend to use a portion of the net proceeds of this offering to partially or fully repay the outstanding principal amount of the Convertible Note; however, as of the date of this prospectus supplement, we have not finalized such repayment terms, which may include payment in cash, stock, or some combination thereof. We intend to use the remainder of the net proceeds for working capital, capital expenditures, product development, and other general corporate purposes, including investments in sales and marketing in the United States and internationally. See “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk factors	An investment in our securities involves substantial risks. You should read carefully the “Risk Factors” on page S-5 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Nasdaq symbol for common stock	“WISA”
Concurrent private placement	In a concurrent private placement, we are selling to the purchasers of securities in this offering warrants to purchase up to 1,674,418 shares of our common stock at an exercise price of $1.91 per share. We will receive proceeds from such warrants solely to the extent they are exercised for cash. The warrants and the shares of our common stock issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The private placement warrants are immediately exercisable and will expire five years from the issuance date. See “Private Placement Transaction.”

(1) The number of shares of our common stock outstanding immediately before this offering and to be outstanding after this offering is based on 1,967,918 shares of common stock outstanding as of March 27, 2023, but excludes the following as of such date: (a) up to an aggregate of 1,006,445 shares of common stock issuable upon exercise of our outstanding warrants; (b) up to an aggregate of 253,916 shares of common stock issuable upon exercise of our outstanding pre-funded warrants; (c)  a number of shares of common stock issuable upon exchange of the Convertible Note pursuant to the terms thereof; (d) an aggregate of 108,331 shares of common stock reserved for future issuance under the LTIP, the 2020 Stock Incentive Plan (the “2020 Plan), and the Technical Team Retention Plan of 2022 (the “2022 Plan”); and (e) an aggregate of 5,838 shares of common stock issuable upon vesting of restricted stock units that were issued pursuant to the 2020 Plan and 2022 Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus before you decide to accept any securities offered hereby. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, or in the documents incorporated by reference herein and therein. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to Strategic Transactions

There can be no assurance that our review of strategic transactions and our financing strategy will result in a transaction satisfactory to holders of our common stock or any change at all.

On October 31, 2022, we announced that we are moving forward in our exploration of strategic alternatives to consider a wide range of options. To explore strategic opportunities specifically involved in our IP and licensable software used in WiSA E and WiSA DS technologies, the Board approved the engagement of AQ Technology Partners during the third quarter. To date, four companies have executed non-disclosure agreements in consideration of a potential transaction. We, with our advisors, are evaluating a broad range of strategic transactions. Potential strategic transactions that may be explored or evaluated as part of this process include the potential for capital raising transactions, an acquisition, sale of assets, including substantially all of our assets, merger, business combination, partnership, joint venture, licensing and/or another strategic alternative. Despite devoting efforts to identify and evaluate potential strategic transactions, the process may not result in any definitive offer to consummate a strategic transaction, or, if we receive such a definitive offer, the terms may not be as favorable as anticipated or may not result in the execution or approval of a definitive agreement. Even if we enter into a definitive agreement, we may not be successful in completing a transaction or, if we complete such a transaction, it may not enhance stockholder value or deliver expected benefits.

The pursuit of strategic transactions or financing transactions may consume a substantial portion of the time and attention of our management and require additional capital resources and may be disruptive to our business, which could have a material adverse effect on our business, financial condition and results of operations.

We are not able to predict with certainty the amount of time and resources necessary to successfully identify, pursue and execute any strategic transaction or obtain additional financing, if we are able to do so at all. The diversion of management’s attention may materially adversely affect the conduct of our business and, as a result, our financial condition and results of operations. The additional expense we incur in connection with our review of strategic alternatives and pursuit of strategic or financing transactions may materially adversely impact our financial condition and partially offset the value of any strategic transaction we execute or additional financing we obtain.

Risks Related to this Offering and Ownership of Our Securities

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. For example, from January 1, 2021 through December 31, 2021 the reported sale price of our common stock has fluctuated between $1.26 and $7.06 per share. From January 1, 2022 through December 31, 2022 the reported closing price of our common stock has fluctuated between $0.09 and $1.48 per share. From January 1, 2023 through March 27, 2023 the reported closing price of our common stock has fluctuated between $1.88 and $16.50 per share. Such volatility can be attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our common stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

In addition to being highly volatile, our common stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our common stock or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies; and

•	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq.

Our common stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards of Nasdaq. On March 20, 2023, the Staff orally notified us that we were not in compliance with the Stockholders’ Equity Requirement. We reported stockholders’ equity (deficit) of ($1,996,000) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and, as a result, did not satisfy the Stockholders’ Equity Requirement of $2,500,000 pursuant to Listing Rule 5550(b)(1). We believe that, as of the date of this prospectus supplement, we have regained compliance with the Stockholders’ Equity Requirement based upon this offering, our registered direct offering and concurrent private placement consummated in February 2023, and a reduction in the fair value of our warrant liabilities that occurred subsequent to December 31, 2022. However, the Staff will continue to monitor our ongoing compliance with the Stockholders’ Equity Requirement and, if at the time our next periodic report we do not evidence compliance with Listing Rule 5550(b)(1), we may be subject to delisting.

In addition, in the past, we have been notified by Nasdaq that we were not in compliance with other continued listing requirements, including those requiring that we maintain certain stock price thresholds under Listing Rules 5550(a)(2) and 5810(c)(3)(A)(iii), as well as the requirement to obtain stockholder approval in connection with certain issuances of securities under Listing Rule 5635(d). To date, each of these additional deficiencies have been cured or otherwise adjudicated favorably; however, there can be no assurance that we will be able to maintain future compliance with all applicable continued listing requirements and standard of Nasdaq, including the Stockholders’ Equity Requirement discussed above. If we are unable to maintain or regain compliance, our common stock could be delisted, and it could become more difficult for you to dispose of, or obtain accurate price quotations for, our common stock. In addition, the delisting of our common stock from Nasdaq may hinder our ability to raise additional capital if we are not listed on another national exchange.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to the contractual obligation to prepay a portion of the Convertible Note out of the gross proceeds of this offering, we have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of common stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the net tangible book value per share of our common stock sold in this offering and may experience additional dilution of your investment in the future.

The effective price per share of common stock sold in this offering is substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. You will suffer immediate and substantial dilution of $1.92 per share, with respect to the pro forma net tangible book value of our common stock as of December 31, 2022. Furthermore, if outstanding warrants or notes are exercised or converted, as applicable, you could experience further dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options, warrants, notes and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors. In addition, the Convertible Note, Series A Warrants, Series B Warrants and August Warrant are subject to full ratchet anti-dilution protection. As a result, the issuance of the securities in this offering may result in reduction to the conversion or exercise prices thereof, in which case experience further dilution.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our common stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

USE OF PROCEEDS

We estimate that the net combined proceeds from this offering and the concurrent private placement will be approximately $1.5 million, after deducting fees payable to the financial advisor and other the estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the private placement warrants sold in the concurrent private placement. If all of the the private placement warrants sold in the concurrent private placement were exercised for cash, we would receive additional net proceeds of approximately $3.2 million. We cannot predict when or if these private placement warrants will be exercised. It is possible that these private placement warrants may never be exercised.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. We intend to use a portion of the net proceeds of this offering to partially or fully repay the Convertible Note; however, as of the date of this prospectus supplement, we have not finalized such repayment terms, which may include payment in cash, stock, or some combination thereof. We intend to use the the remainder of the net proceeds for working capital, capital expenditures, product development, and other general corporate purposes, including investments in sales and marketing in the United States and internationally. We have not allocated specific amounts of net proceeds for any of these purposes. We are required pursuant to the terms of the August Purchase Agreement to direct at least 20% of the gross proceeds of this offering to repay a portion of the Convertible Note.

As of the date of this prospectus supplement, the Convertible Note has a principal amount of $1,380,645, matures on August 15, 2024 and does not bear interest.

DILUTION

If you purchase securities in the offering, you will experience immediate dilution to the extent of the difference between the effective public offering price per share of $2.15 per share of common stock and our pro forma net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of December 31, 2022, our net tangible book value was approximately $(1,996,000), or approximately $(2.80) per share.

Our pro forma net tangible book value as of December 31, 2022, after giving effect to (i) the January Registered Direct Offering and Concurrent Private Placement, (ii) the conversion of a portion of the Convertible Note, (iii) the exercise of warrants issued in the December Public Offering for 773,827 shares of common stock, and (iv) the exercise of pre-funded warrants issued in the January Registered Direct Offering and Concurrent Private Placement for 128,000 shares of common stock, was approximately $(1,223,000), or approximately $(0.62) per share.

Based on the sale by us in this offering of 837,209 shares of common stock at an offering price of $2.15 per share, after deducting fees payable to the financial advisor and other estimated offering expenses payable by us, our as adjusted pro forma net tangible book value as of December 31, 2022 was approximately $633,000, or $0.23 per share of our common stock. This represents an immediate increase in as adjusted pro forma net tangible book value to existing stockholders of $0.85 per share of our common stock and an immediate dilution to purchasers in this offering of $1.92 per share of our common stock.

The following table illustrates this per-share of our common stock dilution:

Effective offering price per share of common stock	$2.15
Pro forma net tangible book value per share as of December 31, 2022	($0.62)
Increase in pro forma net tangible book value per share attributable to this offering	$0.85
As adjusted pro forma net tangible book value per share as of December 31, 2022 after giving effect to this offering	$0.23
Dilution per share to the new investor in this offering	$1.92

The total number of shares of our common stock reflected in the discussion and tables above is based on 712,564 shares of our common stock outstanding as of December 31, 2022, but excludes the following as of such date: (a) up to an aggregate of 1,253,115 shares of common stock issuable upon exercise of our outstanding warrants with an weighted average exercise price of $31.55, (b) up to an aggregate of 207 shares of common stock issuable upon exercise of our outstanding pre-funded warrants, (c) a number of shares of common stock issuable upon exchange of the Convertible Note pursuant to the terms thereof, (d) 108,331 shares of common stock reserved for future issuance under the LTIP, the 2020 Plan and the 2022 Plan, and (e) an aggregate of 5,861 shares of common stock issuable upon vesting of restricted stock units that were issued pursuant to the 2020 Plan and 2022 Plan, none of which have vested as of December 31, 2022.

As of March 27, 2023, there were (a) warrants outstanding for the purchase of up to an aggregate of 1,006,445 shares of common stock, (b) pre-funded warrants outstanding for the purchase of up to an aggregate of 253,916 shares of common stock, (c) senior convertible notes outstanding convertible into a number of shares of common stock as set forth in the note, (d) 108,331 shares of common stock reserved for future issuance under the LTIP, the 2020 Plan, and the 2022 Plan, (e) an aggregate of 5,861 shares of common stock issuable upon vesting of restricted stock units that were issued pursuant to the 2020 Plan and 2022 Plan. To the extent that warrants or pre-funded warrants are exercised, the note is converted, new options or other securities are issued under our equity incentive plans, or we issue additional shares of common stock or preferred stock in the future, there will be further dilution to the persons being issued shares of common stock in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

Description of our Common Stock

We are offering 837,209 shares of our common stock, par value $0.0001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the shares is $2.15 per share (each share being coupled with a private placement warrant). The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” beginning on page 21 of the accompanying prospectus. As of the date of this prospectus supplement, our authorized capital consists of 200,000,000 shares of common stock, par value $0.0001 per share, and up to 20,000,000 shares of blank check preferred stock, par value $0.0001 per share.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of shares of common stock in this offering, we will issue and sell to the investors in this offering the private placement warrants to purchase up to an aggregate of 1,674,418 shares of common stock at an exercise price equal to $1.91 per share.

The private placement warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of common stock issued upon exercise of the private placement warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The following sets forth the material terms of the private placement warrants.

Exercisability. The private placement warrants will be immediately exercisable and will expire five years from the issuance date. The private placement warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the private placement warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the private placement warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, beginning six months from the issuance date, elect to exercise the private placement warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the private placement warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the private placement warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the private placement warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exchange Listing. There is no established trading market for the private placement warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the private placement warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the private placement warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the private placement warrants following such fundamental transaction. Additionally, as more fully described in the private placement warrants, in the event of certain fundamental transactions, the holders of those warrants will be entitled to receive consideration, in the form of cash or shares of common stock at the option of the Company, in an amount equal to the Black Scholes value of the remaining unexercised portion of the warrants on the date of consummation of such transaction.

Rights as a Stockholder. Except as otherwise provided in the private placement warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of private placement warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. We are required within 45 days of the offering to file a registration statement on Form S-1 providing for the resale of the shares of common stock issued and issuable upon the exercise of the private placement warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 180 days of the offering, and to keep such registration statement effective at all times until no investor owns any warrants or shares issuable upon exercise thereof.

PLAN OF DISTRIBUTION

We are offering the shares of common stock registered pursuant to this prospectus supplement directly to certain institutional investors. We entered into a securities purchase agreement, dated March 27, 2023, directly with certain institutional and accredited investors in connection with this offering, and we will only sell to the investors who have entered into the securities purchase agreement with us. We are also only offering the private placement warrants in the private placement transaction directly to the investors pursuant to the securities purchase agreement.

We expect to deliver the 837,209 shares of common stock sold in this offering and being offered pursuant to this prospectus supplement on or about March 29, 2023, subject to customary closing conditions. Each share of common stock sold in this offering is being sold together with a private placement warrant to purchase two shares of common stock.

Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the investors in the offering based on the trading price of our common stock prior to the offering, among other things.

Lock-Up Agreement

Pursuant to the terms of the securities purchase agreement, from the date hereof until 30 days after the closing date of this offering, subject to certain exceptions, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or file any registration statement or any amendment or supplement thereto, other than (A) this prospectus supplement and (B) a registration statement for the resale by the purchasers of securities pursuant to the securities purchase agreement of shares of common stock issued or issuable upon exercise of the private placement warrants. In addition, from the date of this prospectus supplement until the six-month anniversary of the closing date of the offering, we are prohibited from effecting or entering into an agreement to effect any issuance of common stock or common stock equivalents involving a variable rate transaction (as defined in the securities purchase agreement); provided, that an “at the market offering” shall not constitute a variable rate transaction.

Proceeds and Expenses

The table below reflects the total offering proceeds, before deducting estimated offering expenses.

	Per Share	Total
Offering price	$2.15	$1,799,999.35
Proceeds, before expenses, to us	$2.15	$1,799,999.35

We estimate that the total expenses of the offering payable by us will be approximately $225,000, which includes legal, auditor, financial advisor and other related fees.

Maxim Group LLC acted as financial advisor to us in connection with the offering and concurrent private placement, and will receive customary financial advisory fees in connection therewith. Maxim Group LLC is not engaged in, nor affiliated with any entity, that is engaged in, the solicitation or distribution of this offering or the concurrent private placement.

Other

The foregoing does not purport to be a complete statement of the terms and conditions of the form of securities purchase agreement. A copy of the form of securities purchase agreement with the purchasers will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

Listing

Our common stock is traded on Nasdaq under the symbol “WISA.”

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of WiSA Technologies, Inc. (formerly Summit Wireless Technologies, Inc.) as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.wisatechnologies.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus supplement, the accompanying prospectus or any other prospectus supplement that we file, and investors should not rely on such information in making a decision to purchase our securities in this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this Prospectus Supplement or any subsequently filed document incorporated by reference herein as described below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 17, 2023;

•	our Current Reports on Forms 8-K filed with the SEC on January 20, 2023, January 25, 2023, January 26, 2023, February 3, 2023, February 17, 2023, March 17, 2023, March 22, 2023, March 24, 2023, and March 27, 2023 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

•	the description of our common stock contained in (i) our registration statement on Form 8-A, filed with the SEC on July 25, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.14—Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 17, 2023.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus Supplement and the Base Prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement and the Base Prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

WiSA Technologies, Inc.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

info@wisatechnologies.com

Copies of these filings are also available through the “Investor Relations” section of our website at www.wisatechnologies.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

PROSPECTUS

$50,000,000

WiSA Technologies, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

WiSA Technologies, Inc. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings in traditional certificated form or in uncertificated form, any combination of common stock, preferred stock, debt securities, warrants, rights, or units having an aggregate offering price not exceeding $50,000,000. The preferred stock, debt securities, warrants, right, and units may be exercisable or exchangeable for common stock or preferred stock or other securities of ours.

This prospectus provides a general description of the securities that we may offer. We will provide specific terms of the offerings of our securities in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WISA”. On August 30, 2022, the last reported sale price of our common stock on Nasdaq was $0.6331.

The aggregate market value of our outstanding common stock held by non-affiliates is $12,307,136.40, based on 16,959,753 shares of outstanding common stock on August 30, 2022, of which 15,983,294 are held by non-affiliates, and a per share price of $0.77 based on the closing sale price of our common stock on August 15, 2022.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus, we had not offered any of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 4 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2022.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate offering price of up to $50,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus, including the section entitled “Risk Factors,” and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

In addition, this prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information, we refer you to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information”. Statements contained in this prospectus and any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, we refer to WiSA Technologies, Inc. as “we,” “us,” “our” “WiSA,” and the “Company”, unless we specifically state otherwise or the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, any applicable prospectus supplement and the information incorporated by reference herein or therein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

PROSPECTUS SUMMARY

General

We are an emerging technology company and our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality wireless audio. We intend to continue selling our proprietary wireless modules to consumer electronics companies while also expanding our focus to implement a lower cost solution by porting our software onto commercially available internet of things (“IoT”) modules with integrated Wi-Fi technology.

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity of installation and cost. We believe that consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (“AV”) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people who rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, our custom chips and modules technology is one of the few technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Our first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

Current research and development investments focus on developing Wi-Fi compatible software for transmitting multichannel wireless audio for which patent applications have been submitted. A software solution enables smart devices that have Wi-Fi and video media to deliver surround sound audio and allows us to port our wireless audio technology to popular Wi-Fi based modules and systems on a chip (“SOC”) already shipping in volume. Our “Discovery” module announced in January 2021 is the first IoT module solution with our embedded wireless audio software that supports up to four separate wireless audio channels and, we believe, reduces the cost per wireless channel by over 50% for soundbars and entry level home theater applications up to a 3.1 configuration. Our goal is to continue to commercialize and improve performance of a software based-solution, which other brands can integrate into their devices, that will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making it easy to integrate into today’s high volume, low cost SOC and modules, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

Corporate Information

Our principal executive office is located at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 and our telephone number is (408) 627-4716. Our website address is www.wisatechnologies.com. The website for our associated brands, manufacturers and influencers within the consumer electronics industry is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement, together with all of the other information contained or incorporated by reference herein or therein. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business and Industry

We have incurred losses since inception.

We have incurred net losses since inception and had an accumulated deficit of approximately $220.2 million as of June 30, 2022. If we are unsuccessful in implementing any initiatives to improve our revenues in order to achieve profitability, it will have a material adverse impact on our business, prospects, operating results and financial condition. There can be no assurance that the revenue that we generate will be able to support our operations or meet our working capital needs.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2021 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the shares of common stock.

We depend upon the timely delivery of products from our vendors and purchases from our partners and customers.

We depend on manufacturers and component customers to deliver and purchase hardware and consumer electronics in quantities sufficient to meet customer demand. In addition, we depend on these manufacturers and customers to introduce new and innovative products and components to drive industry sales. During the first half of 2022, we have experienced sales declines indirectly through disruption in the supply chain for several of our industry partners or customers whose own supply chains have been disrupted based on a variety of macroeconomic events that may or may not be related to the COVID-19 pandemic, which have resulted in delays throughout the consumer electronics industry. Any material delay in the introduction or delivery, or limited allocations of products or offerings could result in reduced sales by us, which could have a material adverse impact on our financial results. Any reduction in allocation of components or new hardware platforms or other technological advances by vendors or our customers (in which our technology is part of their hardware offering) to third parties such as big box retailers, could also have a material adverse impact on our financial results.

Disruptions and delays in our supply chains as a result of the COVID-19 pandemic could adversely impact manufacturers’ and other customers’ ability to meet customer demand. Additionally, the prioritization of shipments of certain products as a result of the COVID-19 pandemic could cause delays in the shipment or delivery of our products. Such disruptions could also result in reduced sales by us, which could materially and adversely impact on our financial results.

A small number of customers represent a significant percentage of our revenue, so any loss of key customers could have a material adverse effect on our business.

A small number of our customers represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly. As of December 31, 2021, we had two customers accounting for 35% and 27% of accounts receivable and three customers accounting for 27%, 17% and 14% of our net revenue for the year ended December 31, 2022. As of June 30, 2022, we had one customer accounting for 76% of our accounts receivable and, for the six months ended June 30, 2022, we had four customers accountings for 21%, 16%, 13% and 13% of our net revenue. A loss of any of our key customers could have a material adverse effect on our business and results of operations.

We are reliant on module manufacturers to produce the modules which we then sell to our customers and any change in their management or business could have a negative effect on our operations.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturers, there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturers or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

We currently rely on semiconductor manufacturers to manufacture our semiconductors, and our failure to manage our relationship with our semiconductor manufacturers successfully could negatively impact our business.

We rely on a single contractor in Japan for the production of our transmit semiconductor chip and a single contractor in China for the production of our receive semiconductor chip. Our reliance on these semiconductor manufacturers reduces our control over the manufacturing process, exposing us to risks, including increase production costs and reduced product supply. If we fail to manage our relationships with these manufacturers effectively, or if a contract manufacturer experiences delays, disruptions, or decides to end-of-life components that it manufactures for us, our ability to ship products to our end-user customers could be impaired and our competitive position and reputation could be harmed. In addition, any adverse change in our manufacturers’ financial or business condition could disrupt our ability to supply quality products to our end-user customers. If we are required to change manufacturers, we may lose revenue, incur increased costs and damage our customer relationships. In addition, qualifying a new semiconductor manufacturer and commencing production can be an expensive and lengthy process. As a result of any of these aforementioned disruptions, we would experience a delay in our order fulfillment, and our business, operating results and financial condition would be adversely affected.

Declines in or problems with the WiSA Association membership could negatively affect our reputation.

Our wholly owned subsidiary, WiSA, LLC, operates the “WiSA Association,” which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, with the purpose of promoting a standardized method of interoperability between wireless audio components using our technology. We rely significantly on the WiSA Association to uphold the standards and criteria of interoperable audio products.   If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to provide interoperability between audio systems could undermine the integrity of our brand.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

●	rapid technological change;

●	new and improved technology and frequent product introductions;

●	consumer demands; evolving industry standards; and

●	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems may advance technologically. Such changes or advancements could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter because of various factors, many of which are outside of our control, including:

●	the expansion of our customer base;

●	the renewal of agreements with, and expansion of coverage by, existing customers;

●	the size, timing and terms of our sales to both existing and new customers;

●	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

●	changes in our customers’ and potential customers’ budgets;

●	our ability to control costs, including our operating expenses;

●	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

●	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals;

●	general economic and political conditions, both domestically and internationally; and

●	the effects of outbreaks, epidemics or pandemics of contagious diseases, including the length and severity of COVID-19.

Any one of these or other factors discussed elsewhere in this prospectus, or the documents incorporated by reference herein, may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the year-end holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

We, in conjunction with our customers, are launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

We conduct international operations, which exposes us to significant risks.

Our headquarters are located in Oregon, but we also have employees in Taiwan and representatives in China, Japan and the Republic of Korea Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

In addition, we will face risks in doing business internationally that could adversely affect our business, including:

●	the potential impact of currency exchange fluctuations;

●	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

●	potentially greater difficulty collecting accounts receivable and longer payment cycles;

●	the need to offer customer support in various languages;

●	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

●	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

●	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

●	tariffs and other non-tariff barriers, such as quotas and local content rules;

●	more limited protection for our intellectual property in some countries;

●	adverse or uncertain tax consequences as a result of international operations;

●	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

●	restrictions on the transfer of funds;

●	deterioration of political relations between the United States and other countries; and

●	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our Company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Climate change may have a long-term impact on our business.

Climate change may have an increasingly adverse impact on our business and those of our customers and suppliers. Water and energy availability and reliability in the communities where we conduct business is critical. We have facilities in regions that may be vulnerable to the impacts of extreme weather events. Climate change, its impact on our supply chain and critical infrastructure worldwide, and its potential to increase political instability in regions where we, our customers and suppliers do business, may disrupt our business and may cause us to experience higher attrition, losses and costs to maintain or resume operations. Although we maintain a program of insurance coverage for a variety of property, casualty, and other risks, the types and amounts of insurance we obtain vary depending on availability and cost. Some of our policies have large deductibles and broad exclusions, and our insurance providers may be unable or unwilling to pay a claim. Losses not covered by insurance may be large, which could harm our results of operations and financial condition.

Our operations, products and services, as well as those of our suppliers and customers, may also be subject to climate-related laws, regulations and lawsuits. Regulations such as carbon taxes, fuel or energy taxes, and pollution limits could result in greater direct costs, including costs associated with changes to manufacturing processes or the procurement of raw materials used in manufacturing processes, increased levels of capital expenditures to improve facilities and equipment, and higher compliance and energy costs to reduce emissions, as well as greater indirect costs resulting from our customers, suppliers or both incurring additional compliance costs that are passed on to us. These costs and restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our operations and product design activities. Stockholder groups may find us insufficiently responsive to the implications of climate change, and therefore we may face legal action or reputational harm. We may also experience contractual disputes due to supply chain delays arising from climate change-related disruptions, which could result in increased litigation and costs.

We also face risks related to business trends that may be influenced by climate change concerns. Stockholder advocacy groups, certain institutional investors, investment funds, other market participants, stockholders and customers have focused increasingly on the environmental, social and corporate governance (“ESG”) and sustainability practices of companies, including those associated with climate change and human rights. These parties have placed increased importance on the implications of the social cost of their investments. If our ESG practices do not meet stockholder or other industry expectations and standards, which continue to evolve, our brand, reputation and business activities may be negatively impacted. Any sustainability disclosures we make may include our policies and practices on a variety of social and ethical matters, including corporate governance, environmental compliance, employee health and safety practices, human capital management, product quality, supply chain management, and talent diversity and inclusion practices. It is possible that our stockholders may not be satisfied with our ESG practices or the speed of their adoption. We could also incur additional costs and require additional resources to monitor, report, and comply with various ESG practices, or choose not to conduct business with potential customers, or discontinue or not expand business with existing customers, due to our policies. Also, our failure, or perceived failure, to meet the standards included in any sustainability disclosure could have a material negative impact on our reputation and business activities.

Risks Related to Our Intellectual Property

Failure to protect our intellectual property rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other intellectual property (“IP”) laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our IP rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our IP rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other IP rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of August 29, 2022, we had 13 issued and 13 pending U.S. patents covering our technology. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our IP, as the legal standards relating to the validity, enforceability and scope of protection of patent and other IP rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of IP rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of IP rights may be inadequate. Additional uncertainty may result from changes to IP legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the IP laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our IP.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

We might be required to spend significant resources to monitor and protect our IP rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq.

Our common stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

On June 23, 2022, we received a written notification from the Listing Qualifications Department of the Nasdaq Stock Market LLC notifying us that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of our common stock was below $1.00 per share for the previous thirty (30) consecutive business days. We were granted 180 calendar days, or until December 20, 2022, to regain compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance with the Minimum Bid Price Requirement by December 20, 2022, we may be eligible for an additional 180-calendar day grace period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice to The Nasdaq Stock Market LLC of our intent to regain compliance with such requirement during such second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted, The Nasdaq Stock Market LLC will provide notice that our common stock will be subject to delisting from Nasdaq. At that time, we may appeal The Nasdaq Stock Market LLC’s determination to a hearings panel.

There can be no assurances that we will be able to regain compliance with the Minimum Bid Price Requirement or if we do later regain compliance with the Minimum Bid Price Requirement, that we will be able to continue to comply with all applicable Nasdaq listing requirements now or in the future. If we are unable to maintain compliance with these Nasdaq requirements, our common stock will be delisted from Nasdaq.

In the event that our common stock is delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation, as amended, authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors (our “Board”). Our Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

General Risk Factors

We face risks related to health pandemics, epidemics and other outbreaks, including the continuing COVID-19 pandemic and the spread of monkeypox, any of which could significantly disrupt our operations and could materially and adversely affect our business.

An outbreak of the respiratory illness caused by COVID-19 has resulted in millions of infections and deaths worldwide, as of the date of filing of this prospectus, and continues to spread across the globe, including in the United States and Europe, the major markets in which we operate. The COVID-19 pandemic continues to create uncertainty surrounding our business and this continued uncertainty could materially and adversely affect our business, financial condition and results of operations. Our business activities originating from geographic regions that are or may become affected, may negatively impact sales, manufacturing and supply chain related activities, among others. Disruptive activities could include the temporary closure of manufacturing facilities used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from China, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including the duration of the COVID-19 pandemic, adverse impacts of the Omicron variant or potential resurgences or the emergence of new variants, new information which may emerge concerning COVID-19’s severity, and actions to contain COVID-19 or treat its impact.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or treat its effect, among others.

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. Additionally, export restrictions imposed by the U.S. government, including the addition of licensing requirements by the United States Department of Commerce’s Bureau of Industry and Security (“BIS”) through the addition of companies to the BIS Entity List, may require us to suspend our business with certain international customers if we conclude or are notified by the U.S. government that such business presents a risk of noncompliance with U.S. regulations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our customers’ products more expensive for consumers, which may reduce consumer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of shares of our common stock, restricted stock units or warrants to purchase common stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested units or warrants have significantly appreciated in value relative to the original grant prices of the shares or units or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our common stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our common stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

In addition to being highly volatile, our common stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations.

Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and the registration statement of which this prospectus forms a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our common stock price and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our common stock, the price of our shares would likely decline. If analysts do not cover us or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our share price or trading volume.

We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

In the event that our common stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, product development, marketing activities, acquisitions of new technologies and investments, repayment of debt and repurchases and redemptions of securities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which such securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	debt securities;

●	warrants to purchase shares of our common stock, preferred stock or debt securities;

●	rights to purchase shares of our common stock, preferred stock or other securities; and/or

●	units consisting of any of the securities listed above.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exchangeable or exercisable for common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of such securities.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus, but is not complete. For the complete terms of our capital stock, please refer to our certificate of incorporation, as amended from time to time, any certificate of designation for our preferred stock, and our bylaws, as amended from time to time. The General Corporation Law of the State of Delaware (the “DGCL”) may also affect the terms of our capital stock.

Authorized Capital Stock

The Company is authorized to issue 220,000,000 shares of its capital stock consisting of (a) 200,000,000 shares of common stock, par value $0.0001 per share, and (b) 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of August 12, 2022, 16,899,822 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

The description of our common stock is incorporated by reference to Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022.

Preferred Stock

General

We are authorized to issue up to 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which no shares are presently issued and outstanding. Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of shares of preferred stock with dividend, liquidation, voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that class of preferred stock.

Warrants

As of August 29, 2022, we had warrants to purchase up to 6,717,031 shares of our common stock outstanding with a weighted average exercise price and remaining life in years of $4.51 and 3.6, respectively. The exercise price of such warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. As of the same date, we also had pre-funded outstanding warrants to purchase up to 20,722 shares of our common stock with a remaining life in years of 0.7.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of common stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the certificate of incorporation, as amended, any vacancies or newly created directorships on the board of directors resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our bylaws also provide that only our chairman of the board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Limitation on Directors’ Liability; Indemnification

Our bylaws contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

Listing

Our common stock is traded on Nasdaq under the symbol “WISA”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the forms of indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities which may be offered in this prospectus and all other debt securities issued by us under the indentures

General

The indentures:

●	do not limit the amount of debt securities that we may issue;

●	allow us to issue debt securities in one or more series;

●	do not require us to issue all of the debt securities of a series at the same time; and

●	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “— Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms with respect to any series of debt securities, where applicable:

●	the title of the debt securities and whether they are senior or subordinated;

●	any limit upon the aggregate principal amount of the debt securities of that series;

●	the date or dates on which the principal of the debt securities of the series is payable;

●	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

●	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

●	the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

●	the right, if any, to extend the interest payment periods and the duration of such extension;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

●	our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

●	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

●	whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

●	any additional or alternative events of default to those set forth in the indenture;

●	any additional or alternative covenants to those set forth in the indenture;

●	the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

●	if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

●	the applicability of any guarantees;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

●	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

●	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

●	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

●	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

●	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

●	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

●	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

●	we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

●	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

●	is in conflict with any law or the applicable indenture;

●	may involve the trustee in personal liability; or

●	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

●	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

●	to comply with the covenant described above under “— Merger, Consolidation or Sale of Assets”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add events of default for the benefit of the holders of all or any series of debt securities;

●	to add covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

●	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

●	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

●	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

●	to conform the applicable indenture to this “— Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

●	either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

●	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock, and/or debt securities, and the warrants may be attached to or separate from these securities.

We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement. We will file the form of warrant agreement and form of warrant certificate with the SEC, and you should read the form of warrant agreement and form of warrant certificate for provisions that may be important to you.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which such shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Modifications

We may amend the warrant agreements and the warrant certificates without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not adversely affect the interests of the holders of the warrants. We may also modify or amend certain other terms of the warrant agreements and the warrant certificates with the written consent of the holders of not less than a majority of the then outstanding warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, debt securities or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the price, if any, per right;

●	the exercise price payable for common stock, preferred stock or other securities upon the exercise of the rights;

●	the number of rights issued or to be issued to each holder;

●	the number and terms of common stock, preferred stock or other securities which may be purchased per right;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate unit agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued and any provisions of the unit agreement that differ from those described herein;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The other provisions regarding our common stock, preferred stock, debt securities, warrants and rights as described in this prospectus will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, debt securities, warrants and/or rights.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	through underwriters or dealers;

●	through agents;

●	directly by us to purchasers;

●	in a rights offering;

●	in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds that we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any commissions paid to agents;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any delayed delivery arrangements;

●	any additional risk factors applicable to the securities that we propose to sell; and

●	any securities exchange or market on which the securities may be listed.

We may sell the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently traded on Nasdaq. We may elect to list any of the securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer, sale or resale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan &Worcester LLP of New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of WiSA Technologies, Inc. (formerly Summit Wireless Technologies, Inc.) as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.wisatechnologies.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 11, 2022 and August 15, 2022, respectively;

●	portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 23, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022;

●	our Current Reports on Form 8-K filed with the SEC on March 11, 2022, June 24, 2022, August 19, 2022, August 23, 2022, August 26, 2022 and August 31, 2022; and

●	the description of our common stock contained in (i) our registration statement on Form 8-A, filed with the SEC on July 25, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.14—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

WiSA Technologies, Inc.
15268 NW Greenbrier Pkwy
Beaverton, OR 97006
(408) 627-4716
info@wisatechnologies.com

Copies of these filings are also available on our website at www.wisatechnologies.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

837,209 Shares of Common Stock

WiSA Technologies, Inc.

Prospectus Supplement

March 27, 2023